Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Apple Homes Corporation on Form 10 of our report dated June 23, 1999, on our audit of the consolidated financial statements of Apple Homes Corporation and Subsidiaries as of March 31, 1999 and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10.



                                       /s/  Gifford, Hillegass & Ingwersen, P.C.
                                       -----------------------------------------
                                       Gifford, Hillegass & Ingwersen, P.C.

Augusta, Georgia
July 14, 1999

                                      E-33